                                   Exhibit 23

                       Consent of Independent Accountants

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (No. 33-69042, 333-93093) of A. Schulman, Inc. of our report dated October 14, 2002, relating to the financial statements, which appears in the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated October 14, 2002 relating to the financial statement schedule, which appears in this Form 10-K

PricewaterhouseCoopers LLP
Cleveland, Ohio
November 27, 2002